Exhibit 99.1
NEWS RELEASE
For more information, contact:
Paul D. Borja
Executive Vice President / CFO
(248) 312-2000
FOR IMMEDIATE RELEASE
FLAGSTAR REPORTS 2008 SECOND QUARTER RESULTS
TROY, Mich. (July 17, 2008) — Flagstar Bancorp, Inc. (NYSE:FBC), the holding company for Flagstar Bank FSB, today reported a 2008 second quarter net earnings of $15.7 million, or $0.22 per share (diluted). On a linked-quarter basis, Flagstar had a net loss in the first quarter 2008 of ($10.6) million, or $(0.17) per share (diluted). On a prior year basis, second quarter 2007 net earnings were $15.1 million, or $0.25 per share (diluted). For the six months ended June 30, 2008, Flagstar’s net earnings were $5.1 million, or $0.08 per share (diluted), as compared to $22.9 million, or $0.37 per share (diluted) for the same period 2007.
Return on equity and return on average assets for the second quarter 2008 were 8.39% and 0.41%, respectively, as compared to (5.93%) and (0.27%) for the first quarter 2008 and 7.69% and 0.38% for the second quarter 2007. Return on average equity and average assets for the six months ended June 30, 2008 were 1.43% and 0.07%, respectively, as compared to 5.79% and 0.29% for the six months ended June 30, 2007.
Total assets at June 30, 2008 were $14.6 billion as compared to $15.9 billion at March 31, 2008 and $16.2 billion at June 30, 2007.
Net earnings for Second Quarter 2008
Net earnings for the second quarter 2008 reflected an increase in net interest income before provision for loan losses to $61.3 million as compared to $54.8 million for the first quarter 2008, an increase in loan administration income to $37.4 million as compared to a loss of ($17.0) million for the first quarter 2008, and a decline in the impairment of residuals to $4.1 million as compared to $9.5 million for the first quarter 2008. The benefit of these changes was offset by an increase in the provision for loan losses to $43.8 million from $34.3 million for the first quarter 2008, a decline in gain on loan sales to $43.8 million as compared to $63.4 million for the first quarter 2008, and a markdown in real estate owned of $10.0 million as compared to $3.7 million for the first quarter 2008.
Net earnings for the Six Months ended June 30, 2008
Net earnings for the six months ended June 30, 2008 reflected an increase in net interest income before provision for loan losses to $116.2 million as compared to $103.9 million for the same period in 2007, an increase in loan administration income to $20.3 million as compared to $4.2 million for the same period in 2007, and an increase in gain on loan sales to $107.3 million as compared to $53.3 million for the same 2007 period The benefit of these increases was offset by an increase in the provision for loan losses to $78.1 million as compared to $19.7 million for the same period in 2007 and an impairment of residuals of $13.6 million as compared to no such impairment for the same 2007 period.
Liquidity
Flagstar’s primary sources of funds are deposits, loan repayments and sales, advances from the Federal Home Loan Bank of Indianapolis (FHLB), cash generated from operations, customer escrow accounts and security repurchase agreements. Retail deposits were $5.0 billion at June 30, 2008, as compared to $5.2 billion at March 31, 2008 and $4.9 billion at June 30, 2007. At June 30, 2008, Flagstar had a $7.5 billion line of credit with the FHLB, as to which $1.8 billion remained available, and a $0.9 billion undrawn line of credit at the Federal Reserve discount window.
Capital
At June 30, 2008, Flagstar Bank remained “well-capitalized” for regulatory purposes, with capital ratios of 6.70% for core capital and 11.65% for total risk-based capital. During the quarter ended June 30, 2008, Flagstar completed its $100 million equity offering and invested $72 million of the net proceeds into Flagstar Bank as capital.
Net Interest Margin
Flagstar Bank increased its net interest margin to 1.89% for the 2008 second quarter as compared to 1.66% for the first quarter 2008 and 1.43% for the second quarter 2007. For the six months ended June 30, 2008, its net interest margin was 1.77% as compared to 1.42% for the six months ended June 30, 2007.
Retail Banking Operations
Flagstar Bank had 170 retail banking branches at June 30, 2008 as compared to 167 branches at March 31, 2008 and 156 branches at June 30, 2007.
Mortgage Banking Operations
Loan production for second quarter 2008 increased 2.5% to $8.2 billion, including $8.1 billion of residential loans, as compared to loan originations of $8.0 billion, including $7.9 billion in residential loans, in first quarter 2008. Loan production increased 10.8%, as compared to loan originations of $7.4 billion, including $7.2 billion of residential loans, in second quarter of 2007.
For the six months ended June 30, 2008 loan production increased 22.7% to $16.2 billion, including $15.9 billion of residential loans, as compared to $13.2 billion, including $12.7 billion of residential loans, for the six months ended June 30, 2007.
The gain on loan sales and securitization margin was 54 basis points for the quarter ended June 30, 2008, as compared to 89 basis points for the first quarter 2008 and 49 basis points for the second quarter 2007. The decline in the second quarter 2008 was due principally to a $22.5 million mark down in the value of loans transferred from the available-for-sale portfolio to the held-for-investment portfolio. For the six months ended June 30, 2008, the gain on sale margin increased to 70 basis points as compared to 48 basis points for the same period in 2007.
At June 30, 2008, the unpaid principal balances of loans associated with Flagstar’s mortgage servicing rights portfolio totaled $45.8 billion and had a weighted average service fee of 34.2 basis points. This was an increase from $38.4 billion at March 31, 2008 with a weighted average servicing fee of 35.0 basis points and $21.5 billion at June 30, 2007 with an average weighted servicing fee of 36.9 basis points.
Asset Quality
Non-performing assets, which include non-performing loans, real estate owned and repurchased assets, increased to $462.4 million at June 30, 2008, from $372.8 million at March 31, 2008 and $190.7 million at June 30, 2007. Total non-performing loans net of any federally insured assets, which are loans 90 days or more past due and matured loans, increased to $332.5 million (3.66% of loans held for investment) at June 30, 2008 as compared to $253.4 million (2.96% of loans held for investment) at March 31, 2008 and $99.3 million (1.30% of loans held for investment) at June 30, 2007.

Of the non-performing assets, non-performing residential first mortgage loans increased to $232.6 million, net of any federally insured assets, at June 30, 2008, as compared to $172.6 million at March 31, 2008 and $74.2 million at June 30, 2007. Single-family residential first mortgage loans held for investment at June 30, 2008 had an average original FICO credit score of 719 and an average original loan-to-value ratio of 73.8%. Non-performing commercial real estate mortgages increased to $80.7 million at June 30, 2008 as compared to $72.7 million at March 31, 2008 and $21.2 million at June 30, 2007. Non-performing commercial real estate loans are individually evaluated for impairment and may not require a specific loan loss reserve depending upon the sufficiency of collateral or cash flows.
Real estate owned net of any federally insured assets, increased to $118.6 million at June 30, 2008 from $109.7 million at March 31, 2008 and $78.9 million at June 30, 2007. Repurchased assets were $11.3 million at June 30, 2008 as compared to $9.6 million at March 31, 2008 and $12.5 million at June 30, 2007.
Net charge-offs of loans were $11.2 million for the second quarter 2008 as compared to $16.9 million for the first quarter 2008 and $6.6 million for the second quarter 2007. The provision for loan losses was $43.8 million for the second quarter 2008 as compared to $34.3 million for the first quarter 2008 and $11.5 million for the second quarter 2007. As a result, the allowance for loan losses increased to $154.0 million (1.69% of loans held for investment) at June 30, 2008 as compared to $121.4 million (1.42% of loans held for investment) at March 31, 2008 and $53.4 million (0.70% of loans held for investment) at June 30, 2007.
As Previously Announced
The Company’s quarterly earnings conference call will be held on Friday, July 18, 2008 from 11 a.m. until 12 noon (Eastern).
Questions for discussion at the conference call may only be submitted in advance by e-mail to investors@flagstar.com.
The conference call and accompanying slide presentation will be webcast live on the Investor Relations section of the Company’s Web site, www.flagstar.com, with replays available at that site for at least 10 days.
To listen by telephone, please call at least 10 minutes prior to the start of the conference call at (719) 325-4776 or toll free at (877) 718-5107, passcode: 4748348.
Flagstar Bancorp, with $14.6 billion in total assets, is the largest publicly held savings bank headquartered in the Midwest. At June 30, 2008, Flagstar operated 170 banking centers in Michigan, Indiana and Georgia and 121 home loan centers in 26 states. Flagstar Bank originates loans nationwide and is one of the leading originators of residential mortgage loans.
The information contained in this release is not intended as a solicitation to buy Flagstar Bancorp, Inc. stock and is provided for general information. This release contains certain statements that may constitute “forward-looking statements” within the meaning of federal securities laws. These forward-looking statements include statements about the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions, that are subject to significant risks and uncertainties, and are subject to change based upon various factors (some of which may be beyond the Company’s control). The words “may,” “could,” “should,” “would,” “believe,” and similar expressions are intended to identify forward-looking statements.

Flagstar Bancorp, Inc.
Summary of Selected Consolidated Financial Data
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
Summary of Consolidated	June 30,	March 31,	June 30,
Statements of Operations	2008	2008	2007
Interest income	$200,564	$210,853	$222,464
Interest expense	(139,165)	(156,055)	(172,547)

Net interest income	61,399	54,798	49,917
Provision for loan losses	(43,833)	(34,262)	(11,452)

Net interest income after provision	17,566	20,536	38,465
Non-interest income
Loan fees and charges, net	617	884	837
Deposit fees and charges	6,815	6,031	5,710
Loan administration	37,370	(17,046)	3,149
Net gain on loan sales and securitizations	43,826	63,425	28,144
Net gain on investments available for sale	4,869	—
(Loss) gain on MSR sales, net	(834)	287	5,610
Unrealized loss on trading securities-residuals	(4,104)	(9,482)	—
Unrealized gain (loss) on interest rate swaps	984	(1,611)	—
Other income	10,734	10,186	13,994

Total non-interest income	100,277	52,674	57,444
Non-interest expenses
Compensation and benefits	(54,411)	(56,626)	(42,847)
Commissions	(30,788)	(29,316)	(19,517)
Occupancy and equipment	(20,471)	(19,853)	(17,038)
General and administrative	(14,879)	(8,827)	(11,178)
Other	(6,670)	(6,850)	(5,366)

Total non-interest expense	(127,219)	(121,472)	(95,946)
Capitalized direct cost of loan closing	33,483	32,304	23,712

Total non-interest expense after capitalized direct cost of loan closing	(93,736)	(89,168)	(72,234)

Earnings (loss) before federal income tax	24,107	(15,958)	23,675
Provision (benefit) for federal income taxes	(8,361)	(5,359)	(8,544)

Net earnings (loss)	$15,746	$(10,599)	$15,131

Basic earnings (loss) per share	$0.24	$(0.18)	$0.25

Diluted earnings (loss) per share	$0.22	$(0.17)	$0.25

Dividends paid per common share	N/A	N/A	$0.10

Dividend payout ratio	N/A	N/A	39.7%
Net interest spread — Consolidated	1.77%	1.48%	1.27%
Net interest margin — Consolidated	1.80%	1.55%	1.35%
Interest rate spread — Bank only	1.82%	1.61%	1.30%
Net interest margin — Bank only	1.89%	1.66%	1.43%
Return on average assets	0.41%	(0.27)%	0.38%
Return on average equity	8.39%	(5.93)%	7.69%
Efficiency ratio	79.54%	82.97%	67.28%
Average interest earning assets	$13,677,016	$14,183,297	$14,799,436
Average interest paying liabilities	$13,606,212	$14,007,106	$14,582,350
Average stockholders’ equity	$750,978	$715,262	$786,768
Equity/assets ratio (average for the period)	4.91%	4.48%	4.99%
Ratio of charge-offs to average loans held for investment	0.50%	0.80%	0.36%

Flagstar Bancorp, Inc.
Summary of Selected Consolidated Financial Data
(Dollars in thousands, except per share data)
(Unaudited)

	For the Six Months Ended
Summary of Consolidated	June 30,	June 30,
Statements of Operations	2008	2007
Interest income	$411,417	$443,033
Interest expense	(295,220)	(339,141)

Net interest income	116,197	103,892
Provision for loan losses	(78,096)	(19,745)

Net interest income after provision	38,101	84,147
Non-interest income
Loan fees and charges, net	1,501	2,644
Deposit fees and charges	12,846	10,688
Loan administration	20,324	4,168
Net gain on loan sales and securitizations	107,252	53,298
Net gain on investments available for sale	4,869	—
(Loss) gain on MSR sales, net	(547)	5,725
Impairment — securities available for sale	—	729
Unrealized loss on trading securities — residential	(13,586)	—
Unrealized loss on swaps	(627)	—
Other income	20,920	18,494

Total non-interest income	152,952	95,746
Non-interest expenses
Compensation and benefits	(111,037)	(85,496)
Commissions	(60,103)	(34,822)
Occupancy and equipment	(40,324)	(33,824)
General and administrative	(23,707)	(23,366)
Other	(13,520)	(8,872)

Total non-interest expense	(248,691)	(186,380)
Capitalized direct cost of loan closing	65,786	42,340

Total non-interest expense after capitalized direct cost of loan closing	(182,905)	(144,040)

Earnings before federal income tax	8,148	35,853
Provision for federal income taxes	(3,002)	(12,963)

Net earnings	$5,146	$22,890

Basic earnings per share	$0.08	$0.37

Diluted earnings per share	$0.08	$0.37

Dividends paid per common share	N/A	$0.20

Dividend payout ratio	N/A	53.9%
Net interest spread — Consolidated	1.62%	1.21%
Net interest margin — Consolidated	1.66%	1.39%
Interest rate spread — Bank only	1.67%	1.26%
Net interest margin — Bank only	1.77%	1.42%
Return on average assets	0.07%	0.29%
Return on average equity	1.43%	5.79%
Efficiency ratio	67.96%	72.09%
Average interest earning assets	$13,983,160	$14,795,867
Average interest paying liabilities	$13,841,065	$14,642,313
Average stockholders’ equity	$720,714	$790,410
Equity/assets ratio (average for the period)	4.66%	4.93%
Ratio of charge-offs to average loans held for investment	0.64%	0.33%

Flagstar Bancorp, Inc.
Summary of Selected Consolidated Financial Data
(Dollars in thousands, except per share data)
(Unaudited)

Summary of the Consolidated	June 30,	March 31,	December 31,	June 30,
Statements of Financial Condition:	2008	2008	2007	2007

Total assets	$14,605,993	$15,923,312	$15,792,736	$16,179,478
Mortgage backed securities held to maturity	—	—	1,255,431	1,069,350
Investment securities available for sale	978,033	2,364,007	1,308,608	973,787
Loans held for sale	2,706,372	3,137,410	3,511,310	5,110,768
Loans held for investment, net	9,091,263	8,452,624	8,030,397	7,602,073
Allowance for loan losses	154,000	121,400	104,000	53,400
Mortgage servicing rights	661,819	497,875	413,986	266,545
Deposits	7,478,188	8,427,804	8,236,744	7,697,810
FHLB advances	5,736,000	6,207,000	6,301,000	5,529,055
Repurchase agreements	108,000	108,000	108,000	1,705,418
Stockholders’ equity	801,764	703,654	692,978	770,275

Other Financial and Statistical Data:
Equity/assets ratio	5.49%	4.42%	4.39%	4.76%
Core capital ratio	6.70%	5.64%	5.78%	6.04%
Total risk-based capital ratio	11.65%	10.47%	10.66%	10.96%
Book value per common share	$11.08	$11.66	$11.50	$12.78
Shares outstanding	72,337	60,325	60,271	60,260
Average shares outstanding	66,005	60,312	61,152	62,051
Average diluted shares outstanding	71,746	60,753	61,509	62,552
Loans serviced for others	$45,830,865	$38,378,056	$32,487,337	$21,508,835
Weighted average service fee (bps)	34.2	35.0	36.0	36.9
Value of mortgage servicing rights	1.47%	1.30%	1.27%	1.24%
Allowance for loan losses to non performing loans	46.3%	47.9%	52.8%	53.8%
Allowance for loan losses to loans held for investment	1.69%	1.42%	1.28%	0.70%
Non performing assets to total assets	3.17%	2.34%	1.90%	1.18%
Number of bank branches	170	167	164	156
Number of loan origination centers	121	138	143	73
Number of employees (excluding loan officers & account executives)	3,389	3,170	3,083	2,689
Number of loan officers and account executives	791	839	877	462

Loan Originations
(Dollars in millions)
(unaudited)

	For the Three Months Ended
	June 30,		March 31,		June 30,
Loan type	2008		2008		2007

Residential mortgage loans	$8,060	98.6%	$7,860	98.1%	$7,162	96.5%
Consumer loans	46	0.6	49	0.6	110	1.5
Commercial loans	71	0.8	101	1.3	150	2.0

Total loan production	$8,177	100.0%	$8,010	100.0%	$7,422	100.0%

	For the Six Months Ended
	June 30,		June 30,
Loan type	2008		2007

Residential mortgage loans	$15,920	98.4%	$12,652	96.0%
Consumer loans	95	0.6	214	1.6
Commercial loans	172	1.0	309	2.4

Total loan production	$16,187	100.0%	$13,175	100.0%

Gain (Loss) on Loan Sales and Securitizations
(Dollars in millions)
(unaudited)

	For the Three Months Ended
	June 30,		March 31,		June 30,
	2008		2008		2007
Description	(000’s)	bps	(000’s)	bps	(000’s)	bps

Gain on loan sales	$107,234	132	$96,936	155	$27,710	49
Hedging costs	6,044	7	9,099	13	21,018	36
LOCOM adjustments	(22,474)	(28)	(225)	—	(63)	—
Provision to SMR	(2,813)	(3)	(2,999)	(4)	(2,379)	(4)
Credit losses	(2,279)	(3)	(4,438)	(6)	(333)	(1)
Loan level pricing adjustments	(46,027)	(57)	(31,519)	(44)	(16,616)	(29)
Other transaction costs	(372)	—	(566)	(1)	(1,193)	(2)

Net gain on loan sales	39,313	48	66,288	113	28,144	49
Net gain (loss) on securitizations	4,513	6	(2,863)	(24)	—	—

Net gain on loan sales and securitizations	$43,826	54	$63,425	89	$28,144	49

Total loan sales and securitizations	$8,106,544		$7,160,328		$5,730,633

	For the Six Months Ended
	June 30,		June 30,
	2008		2007
Description	(000’s)	bps	(000’s)	bps

Gain on loan sales	$204,170	134	$67,311	61
Hedging costs	15,143	10	22,778	20
LOCOM adjustments	(22,699)	(15)	(89)	—
Provision to SMR	(5,812)	(4)	(4,542)	(4)
Credit losses	(6,717)	(4)	(800)	(1)
Loan level pricing adjustments	(77,546)	(51)	(28,581)	(26)
Other transaction costs	(938)	(1)	(2,779)	(2)

Net gain on loan sales	105,601	69	53,298	48
Net gain on securitizations	1,650	1	—	—

Net gain on loan sales and securitizations	$107,251	70	$53,298	48

Total loan sales and securitizations	$15,266,871		$11,020,249

Loans Held for Investment
(Dollars in thousands)
(unaudited)

Description	June 30, 2008		March 31, 2008

First mortgage loans	$6,042,770	66.5%	$6,103,777	71.2%
Second mortgage loans	294,783	3.2	60,917	0.7
Commercial real estate loans	1,706,191	18.8	1,641,686	19.1
Construction loans	71,345	0.8	77,035	0.9
Warehouse lending	423,356	4.7	347,908	4.1
Consumer loans	529,034	5.8	318,694	3.7
Non-real estate commercial	23,783	0.2	24,007	0.3

Total loans held for investment	$9,091,262	100.0%	$8,574,024	100.0%

Description	December 31, 2007		June 30, 2007

First mortgage loans	$5,823,952	71.6%	$5,542,471	72.4%
Second mortgage loans	56,516	0.7	61,107	0.8
Commercial real estate loans	1,542,104	19.0	1,381,552	18.0
Construction loans	90,401	1.1	82,301	1.1
Warehouse lending	316,719	3.9	267,740	3.5
Consumer loans	281,631	3.4	302,047	3.9
Non-real estate commercial	22,959	0.3	18,255	0.3

Total loans held for investment	$8,134,282	100.0%	$7,655,473	100.0%

Deposit Portfolio
(Dollars in thousands)
(unaudited)

	June 30, 2008		March 31, 2008
Description	Balance	Rate	Balance	Rate

Demand deposits	$455,523	0.65%	$415,411	0.76%
Savings deposits	441,017	2.39	329,983	2.32
Money market deposits	544,390	2.47	541,374	2.57
Certificates of deposits	3,597,842	4.27	3,908,398	4.77

Total retail deposits	5,038,772	3.58	5,195,166	4.06
Company controlled custodial deposits	587,655	—	698,344	—
Municipal deposits / CDARS	893,901	3.01	1,508,644	3.75
Wholesale deposits	957,860	4.78	1,025,650	4.76

Total deposits	$7,478,188	3.39%	$8,427,804	3.75%

	December 31, 2007		June 30, 2007
Description	Balance	Rate	Balance	Rate

Demand deposits	$436,239	1.60%	$404,837	1.58%
Savings deposits	237,762	2.90	133,099	1.48
Money market deposits	531,587	3.86	611,506	4.19
Certificates of deposits	3,870,828	4.99	3,756,718	5.00

Total retail deposits	5,076,416	4.48	4,906,160	4.52
Company controlled custodial deposits	473,384	—	369,861	—
Municipal deposits / CDARS	1,545,395	5.04	1,540,177	5.35
Wholesale deposits	1,141,549	4.64	881,612	3.72

Total deposits	$8,236,744	4.35%	$7,697,810	4.38%

Asset Quality
(Dollars in thousands)
(unaudited)

	June 30, 2008		March 31, 2008
		% of		% of
Days delinquent	Balance	Total	Balance	Total

30	$95,310	19.1%	$81,343	21.2%
60	69,930	14.0	48,823	12.7
90 + and Matured Delinquent	332,540	66.9	253,423	66.1

Total	$497,780	100.0%	$383,589	100.0%

Investment loans	$9,091,262		$8,574,024

	December 31, 2007		June 30, 2007
		% of		% of
Days delinquent	Balance	Total	Balance	Total

30	$59,811	18.3%	$50,202	27.9%
60	70,450	21.5	30,451	16.9
90 + and Matured Delinquent	197,149	60.2	99,298	55.2

Total	$327,410	100.0%	$179,951	100.0%

Investment loans	$8,134,282		$7,655,473

	Non-Performing Loans and Assets at
	June 30,	March 31,	December 31,	June 30,
	2008	2008	2007	2007

Non-performing loans	$332,540	$253,423	$197,149	$99,298
Real estate owned	118,582	109,749	95,074	78,916
Repurchased assets/non-performing assets	11,299	9,633	8,079	12,501

Non-performing assets	$462,420	$372,805	$300,302	$190,715

Non-performing loans as a percentage of investment loans	3.66%	2.96%	2.42%	1.30%
Non-performing assets as a percentage of total assets	3.17%	2.34%	1.90%	1.18%